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                                                                   EXHIBIT 10.79


                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is dated as of July 24, 2000 (the "Effective Date"), by and between NETGATEWAY, a Nevada corporation (together with any successors and assigns, the "Company"), and R. SCOTT BEEBE ("Consultant").

                                 R E C I T A L S

     A. The Company is engaged in the relocation of its corporate headquarters from Long Beach, California to Orem, Utah and wishes to retain Consultant, among other things, to assist it in the development and implementation of a relocation program in connection with such move; and

     B. Consultant resides in Salt Lake City, UT, and would be available to assist the Company in its corporate relocation from Long Beach, California to Orem, Utah, on the terms and conditions set forth herein.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, warranties and representations herein contained, the parties agree as follows:

     1. ENGAGEMENT. The Company hereby engages Consultant and Consultant hereby accepts its engagement as Consultant to the Company. It is understood and agreed, and it is the express intention of the parties to this Agreement, that Consultant is an independent contractor, and not an employee of the Company for any purpose whatsoever.

     2. CONSULTING SERVICES AND COMPENSATION. Commencing on the date hereof, Consultant will be available to assist the Company in developing and implementing a relocation program in connection with the Company's planned relocation from Long Beach, California to Orem, Utah (the "Consulting Services"). The Consulting Services shall be completed no later than three (3) months from the date hereof, or at such later date as the parties shall mutually agree. In consideration of the Consulting Services, the Company shall pay to Consultant a monthly fee equal to $9000, plus Consultant's reasonable expenses. All fees and expenses due under this Agreement shall be payable on a monthly basis, upon submission of an appropriate invoice for such fees and expenses, net 30 days.

     3.   TERM AND TERMINATION.

     3.1 The term of this Agreement shall begin on the Effective Date and shall continue for a period of three (3) months from the date hereof, unless terminated earlier pursuant to the provisions of this Agreement. The term of this Agreement may be extended by the parties in writing on or prior to the expiration date hereof.

     3.2 Either the Company or Consultant may terminate this Agreement at any time and for any reason upon written notice to the other party.

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     3.3  In the event that this Agreement is terminated early pursuant to
Section 3.2 hereof, Consultant shall be entitled to receive all amounts due and owing in respect of any fees earned hereunder through the date of such termination.

     3.4 Upon termination or expiration of this Agreement, Consultant shall return to the Company and all Proprietary Information (as defined herein), records, notes, data, memoranda, models and equipment of any nature that are in Consultant's possession or control and that are the property of the Company or relate in any way to the Company or its business.

     4.   PROPRIETARY INFORMATION

     4.1 Consultant understands that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by Consultant during the period of or arising out of Consultant's engagement by the Company, whether prior to or after the date hereof) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All such information is hereinafter called "PROPRIETARY INFORMATION." By way of illustration, but not limitation, Proprietary Information includes processes, formulas, codes, data, programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, contracts, production processes and customer and supplier lists.

     4.2 In consideration of the compensation received by Consultant from the Company and the covenants contained in this Agreement, Consultant agrees as follows:

          (a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, trademarks, copyrights and other rights in connection therewith. Consultant hereby assigns to the Company any and all rights it may have or acquire in such Proprietary Information. At all times, both during Consultant's engagement by the Company and after its termination, Consultant will keep in strictest confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information without the written consent of the Company.

          (b) All documents, records, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Consultant by the Company or produced by Consultant or others in connection with Consultant's engagement with the Company shall be and remain the sole property of the Company. In the event of the termination of Consultant's engagement for any reason, Consultant will deliver to the Company all documents, notes, drawings, specifications, programs, data, customer lists and other materials of any nature pertaining to Consultant's work with the Company and Consultant will not take with Consultant or use any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression. In the event that Consultant has disclosed or threatens to disclose any Proprietary Information in violation of this Agreement, the Company shall be entitled to equitable relief (including, but no limited to, a temporary restraining order or preliminary injunction) against Consultant to prevent such disclosure or to prohibit Consultant from providing any services to any party to whom such information has been disclosed or may be disclosed. Notwithstanding the foregoing, the Company shall be entitled to pursue any other remedies available to it, whether at law or in equity. For purposes of this Section 4.2, "Consultant" shall include any officers, directors, employees and agents of Consultant.

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     4.3  Consultant recognizes that the Company is engaged in a continuous program of development and marketing respecting its present and future business. Consultant understands that, as part of Consultant's engagement by the Company, it has been and is expected to make new contributions of value to the Company and that Consultant's engagement has created a relationship of confidence and trust between Consultant and the Company with respect to certain information applicable to the business of the Company or applicable to the business of any customer of the Company, which has been or may be made known to Consultant by the Company or by any customer of the Company or which may have been or may be learned by Consultant during the period of Consultant's engagement by the Company. For purposes of this Section 4.3, "Consultant" shall include any officers, directors, employees and agents of Consultant.

     5. LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California and each party expressly consents to the personal jurisdiction of the state and federal courts located in California. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions were not contained herein.

     6. ATTORNEYS' FEES. In the event any action or proceeding is brought to enforce this Agreement, the prevailing party shall be entitled to its costs of such proceeding, including reasonable attorneys' fees.

     7. NOTICES. All notices shall be deemed to be received when delivered in person or by facsimile, or on the third business day after the date on which such notice was mailed, postage prepaid, to the party for whom intended at the address given by such party on the signature page hereof, or at such other address as is designated in writing by the parties hereto.

     8. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement contains the entire understanding of the parties and cannot be altered or amended, except by a written amendment duly executed by the parties. This Agreement shall be binding upon and inure to the benefit of the Company and Consultant and their respective successors and assigns.


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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date written above.

Company:                                             Consultant:

NETGATEWAY,
a Nevada corporation


By:   /s/ DONALD M. CORLISS JR.                         /s/ R. SCOTT BEEBE
    ---------------------------                      --------------------------
          Donald M. Corliss, Jr.                            R. Scott Beebe
          President

300 Oceangate, Suite 500                             1845 Baywood
Long Beach, CA 90802                                 Salt Lake City, UT  84117


(562) 308-0010  (telephone)                          (801)  272-7403 (telephone)
(562) 308-0021 (facsimile)




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